Exhibit 28(i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 87 to the Registration Statement on Form N-1A of The GAMCO Mathers Fund as filed with the Securities and Exchange Commission on or about April 28, 2017.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

New York, New York

April 28, 2017